Exhibit 10.4

CONSENT AND OMNIBUS AMENDMENT TO LOAN DOCUMENTS

THIS CONSENT AND OMNIBUS AMENDMENT TO LOAN DOCUMENTS (the “Consent and Amendment”), dated as of September 30, 2013 (the “Effective Date”), is made by and among INTERFACE SECURITY SYSTEMS, L.L.C., a Louisiana limited liability company (“Interface”), THE GREATER ALARM COMPANY, INC., a California corporation (“GAC”), WESTEC ACQUISITION CORP., a Delaware corporation (“WAC”), WESTEC INTELLIGENT SURVEILLANCE, INC., a Delaware corporation (“WIS” and, together with Interface, GAC, and WAC, each individually, a “Borrower” and collectively, the “Borrowers”), INTERFACE SECURITY SYSTEMS HOLDINGS, INC., a Delaware corporation (“Holdings” and together with Borrowers, the “Loan Parties”), and CAPITAL ONE, N.A., a national banking association, as administrative agent (“Agent”) for the banks from time to time party to the Credit Agreement (as hereinafter defined) (the “Banks”).

WITNESSETH:

WHEREAS, the Loan Parties, the Banks and Agent are parties to that certain Credit Agreement, dated as of January 18, 2013 (as the same may be modified, supplemented, amended or restated from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties intend to repurchase the shares of common stock of GAC held by the Specified Shareholder (as defined in the Credit Agreement) in satisfaction of the covenant set forth in Section 7.1.17 [Post-Closing Covenants] of the Credit Agreement and also intend to engage in the following transactions (collectively, the “Restructuring Transactions”) in order to simplify the Loan Parties’ organizational structure to eliminate unnecessary administrative burdens and expenses:  (i) GAC will effect a reverse stock split, whereby each one hundred (100) shares of common stock of GAC will be combined into one (1) share of common stock of GAC (the “Reverse Stock Split”); (ii) because no fractional shares will be issued in connection with the Reverse Stock Split, GAC will pay to each shareholder of GAC that would be entitled to receive a fractional share as a result of the Reverse Stock Split a sum in cash equal to such fraction multiplied by $145,410 (which is the fair value of each share of common stock of GAC after giving effect to the Reverse Stock Split, as determined by the board of directors of GAC), resulting in cash payments of $72,705 and $34,317 to the Specified Shareholder and Holdings, respectively; (iii) GAC, which following the Reverse Stock Split and the cash payment to the Specified Shareholder described above will be a wholly-owned subsidiary of Holdings, will merge with and into Interface, with Interface surviving the merger as the surviving entity; (iv) WIS will merge with and into WAC, with WAC surviving the merger as the surviving entity; and (v) WAC will merge with and into Interface, with Interface surviving the merger as the surviving entity; and

WHEREAS, the Loan Parties have requested that Agent and the Banks consent to the consummation of the Restructuring Transactions by the Loan Parties and amend certain provisions of the Credit Agreement and the other Loan Documents in connection with the consummation of the Restructuring Transactions, and Agent and the Banks are willing to do so on the terms and conditions contained in this Consent and Amendment;

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, covenant and agree as follows:

1.                                      Recitals.  The recitals are incorporated herein by reference and are acknowledged by the Loan Parties as true and correct statements.

2.                                      Definitions.  Defined terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement.

3.                                      Waiver.  Agent and the Banks hereby waive any Potential Default or Event of Default that may have occurred as a result of the Loan Parties’ failure to deliver a collateral assignment of the key-man life insurance policy on the life of Michael Shaw within thirty (30) days after the Closing Date in violation of Section 7.1.3.1 [Maintenance of Insurance] of the Credit Agreement.  Agent acknowledges that a collateral assignment of such policy has been received prior to the Effective Date, and the Loan Parties agree that such collateral assignment shall remain in full force and effect at all times until the Obligations are repaid.

4.                                      Consent Relating to the Restructuring Transactions; Certifications of Agent and Banks.

(a)                                 Subject to the terms and conditions set forth herein, Agent and the Banks hereby consent to the consummation of the Restructuring Transactions by the Loan Parties and such further acts (including the approval, execution and delivery of agreements, instruments, certificates and other documents) as the Loan Parties shall deem necessary, desirable or appropriate in order to carry into effect the purposes and intent of the Restructuring Transactions.

(b)                                 In connection with the consummation of the Restructuring Transactions, Agent and the Banks hereby consent to GAC amending its articles of incorporation to effect the Reverse Stock Split, anything to the contrary contained in Section 7.2.14.1 [Changes in Documents] or Section 7.3.7 [Certain Events] of the Credit Agreement notwithstanding.

(c)                                  In connection with the consummation of the Restructuring Transactions, Agent and the Banks hereby consent to GAC paying a dividend in the amount of $72,705 to the Specified Shareholder, anything to the contrary contained in Section 7.2.5 [Dividends and Related Distributions] of the Credit Agreement notwithstanding.

(d)                                 In connection with the consummation of the Restructuring Transactions, Agent and the Banks hereby consent to the termination of the Stockholder Agreement described in clause (ii) of the definition of “Stockholder Agreements” set forth in Section 1.1 [Certain Definitions] of the Credit Agreement, anything to the contrary contained in Section 7.2.14 [Changes in Documents] notwithstanding.

(e)                                  Agent and the Banks hereby certify to the Loan Parties that:  (i) as of the date of this Consent, Capital One, N.A. comprises all of the Banks party to the Credit Agreement and, accordingly, constitutes the Required Banks, and (ii) Agent and the Banks have the authority under the Credit Agreement to consent to the Restructuring Transactions.

5.                                      Amendments to Credit Agreement.  Upon the occurrence of the Restructuring Transactions, the Credit Agreement shall be amended as set forth in this Section 4.

(a)                                 From and after the consummation of the Restructuring Transactions, the defined term “Borrower” as used in the Credit Agreement shall mean Interface, and all references in the Credit Agreement to the “Borrowers” shall be deemed to be references to Interface (with appropriate grammatical adjustments made to the sentences in which the term “Borrowers” is used to reflect the singular rather than the plural).

(b)                                 Section 1.1 [Certain Definitions] of the Credit Agreement is hereby amended to add thereto the following defined terms in the appropriate alphabetical order:

“First Amendment shall mean that certain Consent and Omnibus Amendment to Loan Documents by and among the Loan Parties, Agent and the Banks, dated as of September 30, 2013.”

“First Amendment Effective Date shall mean the “Effective Date” as defined in the First Amendment.”

“Restructuring Transactions shall mean the following transactions, which are being consummated on or promptly following the First Amendment Effective Date:  (i) a reverse stock split by GAC, whereby each one hundred (100) shares of common stock of GAC are being combined into one (1) share of common stock of GAC (the “Reverse Stock Split”); (ii) because no fractional shares are being issued in connection with the Reverse Stock Split, GAC is paying to each shareholder of GAC that would have been entitled to receive a fractional share as a result of the Reverse Stock Split a sum in cash equal to such fraction multiplied by $145,410 (which is the fair value of each share of common stock of GAC after giving effect to the Reverse Stock Split, as determined by the board of directors of GAC), resulting in cash payments of $72,705 and $34,317 to the Specified Shareholder and Holdings, respectively; (iii) GAC, which following the Reverse Stock Split and the cash payment to the Specified Shareholder described above is a wholly-owned subsidiary of Holdings, is being merged with and into Interface, with Interface surviving the merger as the surviving entity; (iv) WIS is being merged with and into WAC, with WAC surviving the merger as the surviving entity; and (v) WAC is being merged with and into Interface, with Interface surviving the merger as the surviving entity.”

“Restructuring Transaction Documents shall mean:  (i) all stock purchase agreements, merger agreements and other documents relating to Restructuring Transactions, including all agreements with the Specified Shareholder not previously delivered to Agent and all certificates of merger being filed in order to consummate the Restructuring Transactions, and any amendments to any Loan Party’s certificate of incorporation, certificate of formation, by-laws, limited liability company agreement or other organizational documents being entered into in connection with the Restructuring Transactions; (ii) evidence of such approvals and consents as may be required in connection with the Restructuring Transactions from any Official Body or from any customer under a Recurring Service Contract or from any other Person; and (iii) such other reports, certificates, filings, documents, agreements, opinions of counsel and information as Agent may reasonably require in connection therewith, with all such items to be in form and substance reasonably satisfactory to Agent.”

(c)                                  In Section 1.1 [Certain Definitions] of the Credit Agreement, the defined term “Change in Control” is hereby amended and restated in its entirety as follows:

“Change in Control shall mean any of the following events or circumstances:

(A)                               Parent shall cease to own 100% of all equity interests of Interface, on a fully diluted basis, shall cease to possess the right (through contract, ownership of voting securities or otherwise) to elect the majority of the Board of Directors of Interface, or shall cease to direct the management policies and decisions of Interface;

(B)                               SunTx Interface shall at any time cease to have the power, directly or indirectly (including under any stockholders’ or limited liability company agreement), to elect a majority of the directors of the Parent; or

(C)                               a “Change of Control” (as defined in the Indenture as in effect on the First Amendment Effective Date) occurs (without giving effect to any waiver thereof) under the Indenture.”

(d)                                 In Section 1.1 [Certain Definitions] of the Credit Agreement, the defined term “Permitted Distributions” is hereby amended to replace the term “Loans Parties” in clause (viii) with the term “Loan Party”.

(e)                                  In Section 1.1 [Certain Definitions] of the Credit Agreement, the defined term “Permitted Upstream Payments” is hereby amended to replace the term “Parents” in clause (ii) with the term “Parent”.

(f)                                   In Section 1.1 [Certain Definitions] of the Credit Agreement, the defined term “Pledge Agreement” is hereby amended and restated in its entirety as follows:

“Pledge Agreement shall mean (i) the Pledge Agreement, dated as of the Closing Date, as amended on the First Amendment Effective Date by the First Amendment, whereby Parent pledges all of the outstanding Capital Stock of Interface, and (ii) any other Pledge Agreement, the form of which is attached hereto as Exhibit 1.1(P), executed and delivered after the Closing Date by Borrower or Subsidiary of Borrower in respect of 100% of the issued and outstanding Capital Stock of any Subsidiary of Borrower or any Subsidiary of a Subsidiary of Borrower, if and when they come to exist, as each such agreement may be amended, amended and restated or modified from time to time.”

(g)                                  Section 5.1.2.2 [Capitalization and Ownership] of the Credit Agreement is hereby amended and restated in its entirety as follows:

“5.1.2.2                             Parent owns 100% of the Capital Stock of Interface.”

(h)                                 Section 5.1.18 [Status of Pledged Collateral] of the Credit Agreement is hereby amended to delete the last two sentences of such Section and to add the following sentence at the end of such Section:  “On the First Amendment Effective Date and at all times thereafter, not less than 100% of the Shares of Interface shall be pledged pursuant to the Pledge Agreement.”

(i)                                     Section 5.1.29 [Regarding Guarantors] of the Credit Agreement is hereby amended to delete the phrase “and at least 99% of the Capital Stock of GAC” from the last sentence of such Section.

(j)                                    In Section 7.2.14.2 [Changes in Documents] of the Credit Agreement, the following phrase is inserted after the phrase “or the Stockholder Agreements”:  “or the Restructuring Transaction Documents”.

(k)                                 The following Schedules to the Credit Agreement are hereby amended and restated in their entirety by the same numbered Schedules attached to this Consent and Amendment:  Schedule 1.1(B) to the Credit Agreement, Schedule 5.1.1 to the Credit Agreement, Schedule 5.1.2 to the Credit Agreement, Schedule 5.1.3 to the Credit Agreement, Schedule 5.1.15 to the Credit Agreement, Schedule 5.1.17 to the Credit Agreement, Schedule 5.1.18 to the Credit Agreement and Schedule 7.2.8 to the Credit Agreement.

6.                                      Amendment to Pledge Agreement.  Upon the occurrence of the Restructuring Transactions, the Pledge Agreement shall be amended as set forth in this Section 5.

(a)                                 From and after the consummation of the Restructuring Transactions, the defined term “Pledgor” as used in the Pledge Agreement shall mean Holdings and each of the other persons which becomes a Pledgor under the Pledge Agreement from time to time.

(b)                                 Schedule A to the Pledge Agreement is hereby amended and restated in its entirety as set forth on the Schedule attached hereto entitled “Schedule A to Pledge Agreement”.

7.                                      Amendment to Security Agreement.  Upon the occurrence of the Restructuring Transactions, the Security Agreement shall be amended as set forth in this Section 6.

(a)                                 From and after the consummation of the Restructuring Transactions, the defined term “Debtor” as used in the Security Agreement shall mean Parent Guarantor (as defined in the Security Agreement), Interface, and any other persons or entities that from time to time become parties to the Security Agreement as debtors.

(b)                                 Schedule II to the Security Agreement is hereby amended and restated in its entirety as set forth on the Schedule attached hereto entitled “Schedule II to Security Agreement”.

(c)                                  Schedule III to the Security Agreement is hereby amended and restated in its entirety as set forth on the Schedule attached hereto entitled “Schedule III to Security Agreement”.

(d)                                 Schedule IV to the Security Agreement is hereby amended and restated in its entirety as set forth on the Schedule attached hereto entitled “Schedule IV to Security Agreement”.

8.                                      Representations and Warranties; No Defaults.  Each Loan Party, by executing this Consent and Amendment, hereby certifies and confirms that as of the date of this Consent and Amendment and after giving effect to this Consent and Amendment:  (i) the execution, delivery and performance of this Consent and Amendment and any and all other documents executed and/or delivered in connection herewith have been duly authorized by all necessary corporate or limited liability company action on the part of such Loan Party and do not contravene such Loan Party’s articles of incorporation, certificate of formation, bylaws, operating agreement or other organizational documents or any Law applicable to such Loan Party; (ii) the representations and warranties of each Loan Party contained in the Credit Agreement, as amended by this Consent and Amendment, and the other Loan Documents, as amended and supplemented by this Consent and Amendment, are true and correct in all material respects on the date of this Consent and Amendment with the same effect as though such representations and warranties had been made on and as of such date, except (A) representations and warranties that are qualified by materiality, which shall be true and correct on the date of this Consent and Amendment with the same effect as though such representations and warranties had been made on and as of such date and (B) representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects on and as of the specific dates or times referred to therein; (iii) the consummation of the Restructuring Transactions and the execution, delivery and performance of the Restructuring Transactions Documents do not contravene any Law or any agreement, instrument, order, writ, judgment, injunction or decree to which any Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party; (iv) all consents required under any Law or Recurring Service Contract or other agreement to which a Loan Party is a party or by which it or its property is bound in order to consummate the Restructuring Transactions and operate its business after the consummation of the Restructuring Transactions have been obtained; (v) after giving effect to this Consent and Amendment, no Event of Default or Potential Default under the Credit Agreement and/or the Loan Documents has occurred and is continuing; and (vi) the Credit Agreement and all other Loan Documents constitute legal, valid, binding and enforceable obligations of each Loan Party party thereto in accordance with the terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

9.                                      Conditions of Effectiveness of this Consent and Amendment.  The effectiveness of this Consent and Amendment is expressly conditioned upon satisfaction of each of the following conditions precedent:

(a)                                 The Loan Parties shall have paid the costs and expenses of Agent, including reasonable fees of Agent’s counsel, in connection with this Consent and Amendment.

(b)                                 The Loan Parties shall have executed and delivered this Consent and Amendment to Agent, and Interface and Holdings shall have executed and delivered the Amended and Restated Intellectual Property Security Agreement to Agent.

(c)                                  The Loan Parties shall have delivered to Agent a copy of the key-man life insurance policy on the life of Michael Shaw.

(d)                                 Agent shall have received written opinions of counsel for the Loan Parties in customary form relating to the Restructuring Transactions, the Loan Parties, and the Loan Documents, as amended hereby.

(e)                                  [Intentionally Deleted]

(f)                                   The Loan Parties shall have delivered to Agent, a certificate, dated as of the First Amendment Effective Date (but immediately prior to the consummation of the Restructuring Transactions) and signed by the Secretary of each Loan Party, certifying as appropriate as to: (i) all corporate action taken by such Loan Party in connection with authorizing the execution, delivery and performance by such Loan Party of this Consent and Amendment, the other Loan Documents delivered in connection herewith and the transactions contemplated hereby and thereby; (ii) the names of the officer or officers authorized to sign this Consent and Amendment and the other documents executed and delivered in connection herewith and described in this Section and the true signatures of such officer or officers and specifying the officers authorized to act on behalf of such Loan Party for purposes of this Consent and Amendment and the other Loan Documents and the true signatures of such officers, on which Agent may conclusively rely (including the certification and ratification of the officer or officers authorized to sign this Consent and Amendment and the other documents executed and delivered in connection therewith, and their respective true signatures); and (iii) the fact that there have been no amendments, modifications or other changes in or to such Loan Party’s organizational documents, as previously delivered to Agent (except for such amendments or modifications as are attached to the certificate), together with certificates from the appropriate state officials as to the continued existence and good standing of such Loan Party in each state where organized or qualified to do business.

(g)                                  Loan Parties shall have delivered to Agent evidence that all filings with Official Bodies with respect to Intellectual Property not owned by Interface or Holdings prior to the Effective Date are being amended to reflect that Interface is the owner of such Intellectual Property after giving effect to the Restructuring Transactions.

(h)                                 Loan Parties shall have delivered to Agent evidence that all licenses and permits required for the operation of the business of GAC, WIS and WAC have been transferred to Interface or reissued to Interface or shall have delivered a written certification to Agent for the benefit of the Banks that no such transfer or reissuance is required.

(i)                                     No Potential Default or Event of Default under the Credit Agreement and/or the other Loan Documents shall have occurred and be continuing.

10.                               Release.

(a)                                 Release.  In further consideration of Agent’s and the Banks’ execution of this Consent and Amendment, each Loan Party, individually and on behalf of its respective successors (including any trustees acting on behalf of such Loan Party, and any debtor-in-possession with respect to such Loan Party), assigns, Subsidiaries and Affiliates, hereby forever releases Agent and each Bank and their respective successors, assigns, parents, Subsidiaries, and Affiliates and their respective officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity), and obligations of every nature whatsoever, whether liquidated or unliquidated, whether matured or unmatured, whether fixed or contingent that such Loan Party has or may have against the Releasees, or any of them, which arise from or relate to any actions which the Releasees, or any of them, have or may have taken or omitted to take in connection with the Credit Agreement or the other Loan Documents prior to the date hereof (including with respect to the Obligations and any third parties liable in whole or in part for the Obligations).  This provision shall survive and continue in full force and effect whether or not the Loan Parties shall satisfy all other provisions of the Credit Agreement (as amended by this Consent and Amendment) or the other Loan Documents.  Notwithstanding the foregoing, the foregoing release shall not apply to any manifest errors in Agent’s or any Bank’s statements of account, ledgers or other relevant records that may exist, as to which the Loan Parties’ rights are reserved.

(b)                                 Related Indemnity.  Each Loan Party hereby agrees that its release of the Releasees set forth in Section 10(a) of this Consent and Amendment shall include an obligation to indemnify and hold the Releasees, or any of them, harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including officers, directors, agents, trustees, creditors, partners or shareholders of such Loan Party or any parent, Subsidiary or Affiliate of such Loan Party, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statutes, regulation, common law principle or otherwise arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Consent and Amendment or any other document executed in connection herewith; provided, that no Loan Party shall be liable for any indemnification to a Releasee to the extent that any such liability, obligation, loss, penalty, action, judgment, suit, cost, expense or disbursement results from the applicable Releasee’s gross negligence or willful misconduct, as finally determined by a non-appealable judgment of a court of competent jurisdiction.  The foregoing indemnity shall survive the payment in full of the Obligations and the termination of the Credit Agreement (as amended by this Consent and Amendment) and the other Loan Documents.

11.                               Force and Effect.  Except as expressly modified by this Consent and Amendment, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed by the Loan Parties and shall remain in full force and effect after the date hereof.

12.                               Governing Law.  This Consent and Amendment shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without regard to its conflict of laws principles.

13.                               Loan Document.  This Consent and Amendment is a Loan Document.

14.                               Counterparts.  This Consent and Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.                               Indemnity; Governing Law; Jury Trial Waiver.  The provisions of Sections 10.3 [Reimbursement and Indemnification of Banks by Borrowers; Taxes], 10.8 [Governing Law] and 10.16 [Consent to Forum; Waiver of Jury Trial] of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, and shall be deemed to be a part hereof as if restated herein in their entirety.

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[SIGNATURE PAGE 1 OF 2 TO CONSENT AND OMNIBUS AMENDMENT TO LOAN DOCUMENTS]

IN WITNESS WHEREOF and intending to be legally bound hereby, the parties hereto have executed this Consent and Amendment as of the date first above written.

BORROWERS:

INTERFACE SECURITY SYSTEMS, L.L.C., a Louisiana limited liability company

By:	/s/ Kenneth Obermeyer
Kenneth Obermeyer, Chief Financial Officer

THE GREATER ALARM COMPANY, INC., a California corporation

By:	/s/ Kenneth Obermeyer
Kenneth Obermeyer, Chief Financial Officer

WESTEC ACQUISITION CORP., a Delaware corporation

By:	/s/ Kenneth Obermeyer
Kenneth Obermeyer, Chief Financial Officer

WESTEC INTELLIGENT SURVEILLANCE, INC., a Delaware corporation

By:	/s/ Kenneth Obermeyer
Kenneth Obermeyer, Chief Financial Officer

GUARANTOR:

INTERFACE SECURITY SYSTEMS HOLDINGS, INC., a Delaware corporation

By:	/s/ Kenneth Obermeyer
Kenneth Obermeyer, Chief Financial Officer

[SIGNATURE PAGE 2 OF 2 TO CONSENT AND OMNIBUS AMENDMENT TO LOAN DOCUMENTS]

AGENT:

CAPITAL ONE, N.A.

By:	/s/ Charles Boyle
Charles Boyle
Vice President

BANKS:

CAPITAL ONE, N.A.

By:	/s/ Charles Boyle
Charles Boyle
Vice President